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EXHIBIT 23.2--CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-8 (No. 33-33012 and No. 333-25699) of U.S. Global Investors, Inc. of our reports dated September 29, 1997, appearing in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand


COOPERS & LYBRAND
PO Box 321

National Westminister House
Le Truchot
St Peter Port
Guernsey

GY1 4ND

September 29, 1997